UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2017

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On December 11, 2017, Iron Mountain Incorporated, or the Company, filed a Current Report on Form 8-K, or the Original Form 8-K, to report that IRM Data Centers Expansion LLC, the Company’s indirect, wholly-owned subsidiary, or Buyer, entered into a Purchase Agreement, or the Purchase Agreement, with IO Data Centers, LLC, or IODC, the Sellers referred to therein, or the Sellers, Innovation Holdings, LLC, solely in its capacity as a representative of the Sellers, and, solely with respect to Articles 1, 10 and 11 of the Purchase Agreement, the Company, as a guarantor, to purchase the United States operations of IODC, a colocation data center services provider, and its United States subsidiaries. This Form 8-K/A amends the Original Form 8-K to file the Purchase Agreement as an exhibit under Item 9.01. The description of the Purchase Agreement in the Original Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Form 8-K/A and is incorporated into the Original Form 8-K by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

2.1

Purchase Agreement, dated as of December 11, 2017, by and among IRM Data Centers Expansion LLC, IO Data Centers, LLC, the Sellers named therein, the Sellers Representative and, with respect to Articles 1, 10 and 11, the Company.* (Filed herewith.)

*                                         Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Stuart B. Brown
Name:	Stuart B. Brown
Title:	Executive Vice President and Chief Financial Officer

Date: December 12, 2017